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                                                                    EXHIBIT 99.2

                    FORM OF NOTICE OF GUARANTEED DELIVERY FOR

                                   ZILOG, INC.

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Zilog, Inc. (the "Issuer") made pursuant to the Prospectus, dated _, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Issuer prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered by mail or hand delivery to State Street Bank and Trust Company (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.


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                     By Mail:                               By Overnight Mail or Courier:
                   P.O. Box 778                                Two International Place
            Boston, Massachusetts 02102                      Boston, Massachusetts 02110
       Attention: Corporate Trust Department            Attention: Corporate Trust Department


         By Hand in New York to 5:00 p.m.                   By Hand in Boston to 5:00 p.m.
                 (as drop agent):                              Two International Place
                    61 Broadway                                      Fourth Floor
                    15th Floor                                     Corporate Trust
              Corporate Trust Window                         Boston, Massachusetts 02110
                New York, NY 10006
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                              For information call:
                                 (617) 664-5587




        Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer -Guaranteed Delivery Procedures" section of the Prospectus.


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Principal Amount of Old Notes Tendered:       Name(s) of Record Holders(s):

$________________________________________     __________________________________
                                              __________________________________
                                              Address(es):

Certificate Nos. (if available):
                                              __________________________________
_________________________________________     __________________________________
_________________________________________     Area Code and Telephone Number(s):

If Old Notes will be delivered by
book-entry transfer to The Depositary Trust
Company, provide Depositary account number.


Account Number __________________________      Signature(s):
                                              __________________________________
                                              __________________________________


                  THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.